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                                                                   Exhibit 10.44

                          TAX INDEMNIFICATION AGREEMENT


         This Tax Indemnification Agreement (the "Agreement") is made and entered into on ______________________, 2004 by and between Radiation Therapy Services, Inc., a Florida corporation (the "Company") and each shareholder of the Company (the "Shareholders"). Intending to be legally bound, the parties agree as follows:

         1. Background and Purpose. Since its organization, the Company has elected pursuant to Section 1362 of the Internal Revenue Code of 1986, as amended (the "Code") to be taxed as an S corporation for federal tax purposes. In connection with the public offering of stock of the Company, the Company will revoke its S election effective one or more days prior to the closing of the public offering. The purpose of this Agreement is to establish the manner in which the Company's income for the final year of its S election will be allocated, provide for cash distributions to the Shareholders with respect to the Company's income that is taxable to them, and establish a procedure for dealing with future audits or proposed adjustments to the taxable income of the Company made by the Internal Revenue Service or any other governmental authority (a "Taxing Authority").

         2. S Termination Year Income. The Shareholders have elected pursuant to Section 1362(e)(3) of the Code to determine the Company's income for the S short year and the C short year under normal tax accounting rules.

         3. Designation of Shareholder Representative. The Shareholders hereby designate Daniel E. Dosoretz, M.D. as their representative to take any action on their behalf that requires the consent or approval of the Shareholder Representative pursuant to this Agreement. The Shareholders may change the Shareholder Representative by giving the Company notice of that change signed by Shareholders owning a majority of the shares owned by all Shareholders.

         4. Audits and Administrative Adjustments. If a taxing authority proposes to adjust the Company's taxable income for any year during which it was taxed as an S corporation or proposes to audit the Company's tax return(s) for any such year, the Company will provide a copy of the proposed adjustment or notice to the Shareholder Representative. Shareholders will provide any information that the Company may reasonably request and cooperate with the Company in connection with the Company's efforts to respond to the proposed adjustment or contest the proposed audit. The Company will provide the Shareholder Representative with copies of all correspondence, document requests and other information received from or provided to the Taxing Authority in connection with the proposed adjustment or audit. Any cost incurred by the Company and the Shareholder Representative related to the proposed adjustment or audit will be the sole cost and expense of the Company. The Company will provide the Shareholder Representative with a copy of any settlement or final determination that the Company intends to accept at least ten business days prior to the date the Company intends to accept such settlement. If the Shareholder Representative determines that such settlement is not in the best interest of the Company, the Shareholder Representative may notify the Company that the Shareholders intend to further contest the proposed adjustment or audit provided the Shareholder Representative agrees, on behalf of all of the Shareholders, to indemnify the


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Company from any cost or expense that the Company may incur in excess of the amount that the Company would incur under the proposed settlement that it desires to accept. If the Shareholder Representative does not so notify the Company within the ten-day period, the Company may accept the settlement.

         5. Distributions. On or before December 31, 2004, the Company will make a cash distribution to the Shareholders equal to 35% of the net taxable income of the Company allocable to the Shareholders and any former shareholders of the Company (a "Former Shareholder") with respect to the S short year, as defined in Section 1362(e)(1)(A) of the Code, less any prior distributions made by the Company with respect to that taxable income. Further, if in connection with the preparation of the tax return for the C short year the Company's taxable income for the S short year is increased or any adjustment of the type described in Section 4 of this Agreement occurs that results in an increase in the net income of the Company that is allocable to the Shareholders or any Former Shareholder, within 30 days after the amount of the adjustment to the S short year or the amount of the Section 4 adjustment is finally determined, the Company will distribute to each Shareholder and Former Shareholder a cash distribution equal to 35% of the amount by which the cumulative net taxable income of the Shareholder or Former Shareholder for all years subject to the adjustment is increased.

         6. Gross-up Distributions. If any distribution received by a Shareholder or Former Shareholder pursuant to Section 5 is currently taxable either as a taxable distribution of the Company's earnings and profits pursuant to Section 301(c) of the Code or otherwise, the Company will make a gross-up distribution to the recipients determined pursuant to the following formula:

      GUD        =   T1 x T1%
                     --------
                     1 - T2%

      Where:

      GUD        =   Amount of the gross-up distribution
      T1         =   Taxable amount of the initial distribution
      T1%        =   Highest marginal federal income tax rate applicable to the taxable portion of the initial distribution
      T2%        =   Highest marginal federal income tax rate applicable to the taxable portion of the gross-up distribution

         7. Extension of Filing Date. In order to maximize the post termination transition period described in Section 1377(b) of the Code, the Company will extend the due date of its tax returns for the S short year and C short year until September 15, 2005 and will not file such returns prior to that date without the consent of the Shareholder Representative.

         8. Retention of Records; Statute of Limitations. The Company agrees to retain all appropriate records that may affect the determination of the Company's taxable income for any S corporation year that is not closed by the applicable statute of limitations. Each Shareholder agrees to retain appropriate records to substantiate that he or she has been an eligible


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S corporation shareholder at all times during any S corporation year that is not closed by the applicable statute of limitations.

         The Company and the Shareholders will notify the other in writing of any waivers or extensions of the applicable statute of limitations that may affect the period for which any records must be maintained.

         9. Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         10. Assignment. No party to this Agreement may assign or delegate its rights or duties under this Agreement without the prior written consent of the Shareholder Representative if the Company desires to make an assignment or the Company if a Shareholder desires to make an assignment. Notwithstanding the foregoing, the rights of a Shareholder hereunder shall inure to the benefit of any subsequent owner of all of part of the Shareholder's shares.

         11. Notices. All notices, requests, claims and other communications hereunder shall be in writing and shall be given or made by hand delivery, by reputable overnight courier service, with all shipping charges prepaid, return receipt requested, by facsimile, or by registered or certified mail, postage prepaid, return receipt requested to the following addresses:

                  If to the Company:        Radiation Therapy Services, Inc.
                                            2234 Colonial Boulevard
                                            Fort Myers, Florida 33907
                                            Attention: David M. Koeninger
                                            Facsimile: 239-931-7380

                  If to the Shareholders:   Daniel E. Dosoretz, M.D.
                                            2234 Colonial Boulevard
                                            Fort Myers, Florida 33907
                                            Facsimile: 239-931-7380


Any notice given by hand delivery, overnight courier service or registered or certified mail shall be deemed given upon delivery and any notice given by facsimile transmission will be deemed delivered on the day of transmission provided telephone confirmation of receipt is obtained promptly after completion of the transmission. Either party may change the address to which notice is given by giving notice to the other party of the change of address.

         12. Amendment. This Agreement will not be amended or modified except by a written instrument signed by Shareholders owning 75% of the Company's shares held by all Shareholders who continue to hold Company shares and the Company.

         13. Governing Law. This Agreement shall be construed and enforced pursuant to the laws of the State of Florida.


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         14.      Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the remaining obligations contemplated by this Agreement are not affected in any manner that is materially adverse to any party. If any term or provision of this Agreement is determined to be invalid, illegal or incapable of being enforced, the parties agree to negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a manner that will not be invalid, illegal or incapable of being enforced.

         The parties have cause this Agreement to be executed as of the date indicated above.


Radiation Therapy Services, Inc.

By
  ------------------------------
  Its
     ---------------------------


--------------------------------      ---------------------------------------
Daniel E. Dosoretz, M.D.              Daniel E. Dosoretz, M.D. as a Tenant
                                      by the Entireties with Chely Dosoretz



                                      ---------------------------------------
                                      Chely Dosoretz as a Tenant by the
                                      Entireties with Daniel E. Dosoretz, M.D.


--------------------------------      ---------------------------------------
James H. Rubenstein, M.D.             James H. Rubenstein, M.D. as a Tenant
                                      by the Entireties with Betty Rubenstein



                                      ---------------------------------------
                                      Betty Rubenstein as a Tenant by the
                                      Entireties with James H. Rubenstein, M.D.


                                      -4-
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--------------------------------      ---------------------------------------
Michael J. Katin, M.D.                Michael J. Katin, M.D. as a Tenant by the
                                      Entireties with Mary Katin


                                      ----------------------------------------
                                      Mary Katin as a Tenant by the
                                      Entireties with Michael J. Katin, M.D.


                                      ----------------------------------------
                                      Megan Katin


                                      ----------------------------------------
                                      Christine Katin


                                      ----------------------------------------
                                      Nicole Katin


                                      ----------------------------------------
                                      Steven Katin


                                      ----------------------------------------
                                      Brian Katin


                                      ----------------------------------------
                                      Brendan Katin


                                      ----------------------------------------
                                      Alexander Katin

                                      ----------------------------------------
                                      Katherine Katin


---------------------------           -----------------------------------------
Howard M. Sheridan, M.D.              Howard M. Sheridan, M.D. as a Tenant
                                      by the Entireties with Brenda Sheridan


                                      -----------------------------------------
                                      Brenda Sheridan as a Tenant by the
                                      Entireties with Howard M. Sheridan, M.D.



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---------------------------           -----------------------------------------
Daniel Galmarini                      Daniel Galmarini as a Tenant by the
                                      Entireties with Silvia Galmarini


                                      -----------------------------------------
                                      Silvia Galmarini as a Tenant by the
                                      Entireties with Daniel Galmarini



---------------------------           -----------------------------------------
Graciela R. Garton, M.D.              Bruce M. Nakfoor, M.D.


---------------------------           -----------------------------------------
Stephen J. Patrice, M.D.              Silvia Galmarini


---------------------------           -----------------------------------------
John Garton                           John S. Crawford, M.D.


---------------------------           -----------------------------------------
David M. Koeninger                    James H. Stevens, M.D.


---------------------------           -----------------------------------------
Isaac Vaisman, M.D.                   Eduardo Fernandez-Vicioso, M.D.


---------------------------           -----------------------------------------
Alfred Tinger, M.D.                   Gail E. Cummings


---------------------------           -----------------------------------------
Joseph Biscardi                       Charles C. Thomas, II, M.D.


---------------------------           -----------------------------------------
Paul Rubenstein                       Victoria A. Danton


---------------------------           -----------------------------------------
James W. Orr, Jr., M.D.               Larry N. Silverman, M.D.


---------------------------           -----------------------------------------
David J. Rice, M.D.                   Mark L. Sobczak, M.D.


---------------------------
Faina Sherman, M.D.


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